                                                                   EX-99.B(18)



         Flag Investors Maryland Intermediate Tax Free Income Fund, Inc.
                         Rule 18f-3 Multiple Class Plan
                                       for
                 Flag Investors Class A, Flag Investors Class B,
                        Flag Investors Institutional and
               Alex. Brown Capital Advisory & Trust Shares Classes


                            Adopted December 13, 1995


I. Introduction.

         A. Authority. This Rule 18f-3 Multiple Class Plan (the "Plan") has been adopted by the Board of Directors (the "Board") of Flag Investors Maryland Intermediate Tax Free Income Fund, Inc. (the "Fund"), including a majority of the Directors of the Fund who are not "interested persons" of the Fund (the "Independent Directors") pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act").

         B. History. The Fund is entitled to rely on an exemptive order dated December 30, 1994, which amended and supplemented prior multi-class exemptive orders dated August 27, 1985 and February 27, 1987, respectively, (Inv. Co. Act Releases Nos. IC-20813, IC-14695 and IC-15592, respectively) (collectively, the "Order"). On December 13, 1995, the Fund elected to rely on Rule 18f-3 rather than the Order, as permitted by Rule 18f-3 subject to certain conditions, and created a multiple class distribution arrangement for its classes of shares of the common stock of the Fund's one existing series (the "Series"). The multiple class distribution arrangement will be effective on the date of effectiveness of the post-effective amendment to the Fund's registration statement that incorporates the arrangement. The multi-class distribution arrangement will apply to all existing (Flag Investors Class A, Flag Investors Class B, Flag Investors Institutional and Alex. Brown Capital Advisory & Trust) and future classes of Fund shares. The Flag Investors Class A Shares have been offered since the Fund's inception on October 1, 1993 and the Flag Investors Institutional Shares have been offered since November 2, 1995. The Flag Investors Class B Shares and the Alex. Brown Capital Advisory & Trust Shares have not yet been offered.

         C. Adoption of Plan; Amendment of Plan; and Periodic Review. Pursuant to Rule 18f-3, the Fund is required to create a written plan specifying all of the differences among the Fund's classes, including shareholder services, distribution arrangements, expense allocations, and any related conversion features or exchange options. The Board has created the Plan to meet this requirement. The Board, including a majority of the Independent Directors, must periodically review the Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Series covered by the Plan. This Plan must be amended to properly describe (through additional exhibits hereto or otherwise) each additional class of shares approved by the Fund's Board of Directors after the date hereof. Before any material amendment of the Plan, the Fund is required to obtain a finding by a majority of the Board, and a majority of the Independent Directors, that the Plan as proposed to be amended, including the expense allocations, is in the best interests of each class individually and the Fund as a whole.


II. Attributes of Share Classes

         A. The rights of each existing class of the Fund are not being changed hereby, and the rights, obligations and features of each of the classes of the Fund shall be as set forth in the Fund's Articles of Incorporation and Bylaws, as each such document is amended or restated to date, the resolutions that are adopted with respect to the classes of the Fund and that are adopted pursuant to the Plan to date, and related materials of the Board, as set forth in Exhibit A hereto.

         B. With respect to any class of shares of a Series, the following requirements shall apply. Each share of a particular Series shall represent an equal pro rata interest in the Series and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that (i) each class shall have a different class designation (e.g., Class A, Class B, Class C, etc.); (ii) each class of shares shall separately bear any distribution expenses in connection with the plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan"), if any, for such class (and any other costs relating to obtaining shareholder approval of the Rule 12b-1 Plan for such class, or an amendment of such plan) and shall separately bear any expenses associated with any non-Rule 12b-1 Plan service payments ("service fees") that are made under any servicing agreement, if any, entered into with respect to that class; (iii) holders of the shares of the class shall have exclusive voting rights regarding the Rule 12b-1 Plan relating to such class (e.g., the adoption, amendment or termination of a Rule 12b-1 Plan), regarding the servicing agreements relating to such class and regarding any matter submitted to shareholders in which the interests of that class differ from the interests of any other class; (iv) each new class of shares may bear, to the extent consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operation that are directly attributable to such class ("Class

Expenses")(1); and (v) each class may have conversion features unique to such class, permitting conversion of shares of such class to shares of another class, subject to the requirements set forth in Rule 18f-3.

III. Expense Allocations

         Expenses of each class created after the date hereof must be allocated as follows: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement, if any, relating to each respective class of shares (including any costs relating to implementing such plans or any amendment thereto) will be borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class will be borne exclusively by that class; and (iii) Class Expenses relating to a particular class will be borne exclusively by that class.

         The methodology and procedures for calculating the net asset value and dividends and distributions of the various classes of shares of the Fund and the proper allocation of income and expenses among the various classes of shares of the Fund are required to comply with the Fund's internal control structure pursuant to applicable auditing standards, including Statement on Auditing Standards No. 55, and to be reviewed as part of the independent accountants' review of such internal control structure. The independent accountants' report on the Fund's system of internal controls required by Form N-SAR, Item 77B, is not required to refer expressly to the procedures for calculating the classes' net asset values.




--------
(1) Class Expenses are limited to any or all of the following: (i) transfer agent fees identified as being attributable to a specific class of shares, (ii) stationery, printing, postage, and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class, (iii) Blue Sky registration fees incurred by a class of shares, (iv) SEC registration fees incurred by a class of shares, (v) expenses of administrative personnel and services as required to support the shareholders of a specific class, (vi) directors' fees or expenses incurred as a result of issues relating solely to a class of shares, (vii) account expenses relating solely to a class of shares,
(viii) auditors' fees, litigation expenses, and legal fees and expenses relating solely to a class of shares, and (ix) expenses incurred in connection with shareholder meetings as a result of issues relating solely to a class of shares.

                                             Date Approved: September 23, 1994


               Resolutions of Board Creating Flag Investors Shares
              -----------------------------------------------------

         FURTHER RESOLVED, that the previously undesignated shares of common stock, par value $.001 per share, of Flag Investors Maryland Intermediate Tax Free Income Fund, Inc. be, and they hereby are, designated as the "Flag Investors Shares";

         FURTHER RESOLVED, that the proper officers of the foregoing Fund be, and each of them hereby is, authorized and directed to file articles supplementary to the Fund's Aricles of Incorporation and to take such other action as may be necessary to designate and reclassify shares in the foregoing matter.

                                                  Date Approved: April 1, 1996


               Resolutions of Board Renaming Flag Investors Shares
               ---------------------------------------------------

         RESOLVED, that the Fund's twenty-five million (25,000,000) shares of common stock, par value $.001 per share, previously designated and classified as the "Flag Investors Shares" be, and hereby are, renamed the "Flag Investors Class A Shares";

         FURTHER RESOLVED, that the Articles Supplementary to the Fund's Articles of Incorporation be, and they hereby are, approved and adopted;

         FURTHER RESOLVED, that the proper officers of the Fund be, and they hereby are, authorized and directed in the name and on behalf of the fund to take any other action that the officer so acting may deem necessary or appropriate to effectuate the renaming of the Flag Investors Shares and the filing and recording of the Articles Supplementary in the appropriate offices in the State of Maryland.

                                             Date Approved: September 23, 1994


                  Resolutions of Board Creating Class B Shares
                  --------------------------------------------

         FURTHER RESOLVED, that an additional class of shares of the Flag Investors Maryland Intermediate Tax Free Income Fund be, and hereby is, classified and designated as the "Flag Investors Class B Shares" (the "Class B Shares") and that unissued shares of common stock, par value $.001 per share of the Fund be, and the same hereby are, reclassified as follows:

Total # of Shares              Class A                      Class B                     Unclassified
-----------------              -------                      -------                     ------------
30,000,000                     25,000,000                   2,000,000                   3,000,000

         FURTHER RESOLVED, that the proper officers of the Fund be, and each of them hereby is, authorized and directed to file articles supplementary to the Fund's Articles of Incorporation and to take such other action as may be necessary to designate and reclassify shares in the foregoing manner.


         RESOLVED, that the Distribution Agreement between the Fund and Alex. Brown & Sons Incorporated for the Class B Shares of the Fund be, and the same hereby is, approved;


         FURTHER RESOLVED, that the Plan of Distribution for the Class B Shares of the Fund is determined to be reasonably likely to benefit the Fund and its shareholders; and that based on information reasonably available to the Directors, expenditures contemplated by such Plan are comparable to expenditures for similar plans;


         FURTHER RESOLVED, that said Plan be, and the same hereby is, approved.

                                                  Approved: September 26, 1995


                          Resolutions of Board Creating
                          Institutional Class of Shares
                     --------------------------------------

         RESOLVED, that the total number of shares of common stock, par value $.001 per share, that Flag Investors Maryland Intermediate Tax Free Income Fund, Inc. is authorized to issue is hereby increased from thirty million (30,000,000) to thirty-five million (35,000,000) and that from such amount, five million (5,000,000) authorized and unissued shares be, and hereby are, designated and classified as the "Flag Investors Maryland Intermediate Tax Free Income Fund Institutional Shares";

         FURTHER RESOLVED, that the proper officers of the Fund be, and each of them hereby is, authorized and directed to file Articles Supplementary to the Fund's Articles of Incorporation to effectuate the increase in authorized shares and to designate and classify the new class;



                                                  Approved: September 26, 1995

                       Approval of Distribution Agreements
                   for New Flag Investors Institutional Shares
                 -----------------------------------------------

         FURTHER RESOLVED, that the Distribution Agreement between Flag Investors Maryland Intermediate Tax Free Income Fund, Inc. and Alex. Brown & Sons Incorporated for the Flag Investors Institutional Shares of said Fund be, and the same hereby is, approved;

         FURTHER RESOLVED, that the proper officers of Flag Investors Maryland Intermediate Tax Free Income Fund, Inc. be, and each of them hereby is, authorized and directed to enter into and execute the Distribution Agreement on behalf of the Fund, and to take all other actions that such officer deems necessary or appropriate in connection with the execution of such agreement, the taking of any action to establish conclusively such officer's authority therefore and the approval and ratification thereof by the Fund.

                                                      Approved October 1, 1996

                         Resolutions of Board Approving
                   Alex. Brown Capital Advisory & Trust Shares
                 -----------------------------------------------

         RESOLVED, that the total number of shares of common stock, par value $.001 per share, that Flag Investors Maryland Intermediate Tax-Free Income Fund, Inc. is authorized to issue is hereby increased from thirty-five million (35,000,000) to forty million (40,000,000) and that from such amount, five million (5,000,000) authorized and unissued shares be, and hereby are, designated and classified as the "Alex. Brown Capital Advisory & Trust Maryland Intermediate Tax-Free Income Shares";

         FURTHER RESOLVED, that the proper officers of Flag Investors Maryland Intermediate Tax-Free Income Fund, Inc. be, and each of them hereby is, authorized and directed to file Articles Supplementary to the respective Fund's Articles of Incorporation to effectuate the increase in authorized shares and to designate and classify the new class;

         FURTHER RESOLVED, that any filings previously made and any actions previously taken by the appropriate officers of each Fund in connection with the establishment and registration of the new class be, and they hereby are ratified, confirmed and approved as the act and deed of such Fund.


                                                     Approved: October 1, 1996

                       Approval of Distribution Agreements
               for New Alex. Brown Capital Advisory & Trust Shares
              -----------------------------------------------------

         FURTHER RESOLVED, that the Distribution Agreement between Flag Investors Maryland Intermediate Tax-Free Income Fund, Inc. and Alex. Brown & Sons Incorporated for the Alex. Brown Capital Advisory & Trust Shares of said Fund be, and the same hereby is, approved in substantially the form presented to this meeting; and

         FURTHER RESOLVED, that the proper officers of Flag Investors Maryland Intermediate Tax-Free Income Fund, Inc. be, and they hereby are, authorized and directed to enter into and execute the appropriate Distribution Agreement on behalf of the Fund, and to take all other actions that such officer deems necessary or appropriate in connection with the execution of such agreement, the taking of any action to establish conclusively such officer's authority therefore and the approval and ratification thereof by the Fund.

                                                            New Class B Shares


         FLAG INVESTORS MARYLAND INTERMEDIATE TAX FREE INCOME FUND, INC.
                          FLAG INVESTORS CLASS B SHARES
                                     FORM OF
                             DISTRIBUTION AGREEMENT

       -------------------------------------------------------------------

         AGREEMENT, made as of the ____ day of ___________, 19___, by and between FLAG INVESTORS MARYLAND INTERMEDIATE TAX FREE INCOME FUND INC., a Maryland corporation (the "Fund"), and ALEX. BROWN & SONS INCORPORATED, a Maryland corporation ("Alex. Brown").


                               W I T N E S S E T H


         WHEREAS, the Fund is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund wishes to appoint Alex. Brown as the exclusive distributor of the class of shares of the Fund known as the Flag Investors Class B Shares (the "Shares") and Alex. Brown wishes to become the distributor of the Shares; and

         WHEREAS, the compensation to Alex. Brown hereunder and the payments contemplated by paragraph 9 constitute the financing of activities intended to result in the sale of Shares, and this Agreement is entered into pursuant to a "written plan" pursuant to Rule 12b-1 under the Act (the "Plan") allowing the Fund to make such payments.

         NOW, THEREFORE, in consideration of the premises herein and of other good and valuable consideration the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

         1. Appointment. The Fund appoints Alex. Brown as Distributor for the Shares for the period and on the terms set forth in this Agreement. The Fund may from time to time issue separate series or classes of its shares of common stock, or classify and reclassify shares of such series as classes, and the appointment effected hereby shall constitute appointment for the distribution of such additional series and classes unless the parties shall otherwise agree in writing. Alex. Brown accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         2. Delivery of Documents. The Fund has furnished Alex. Brown with copies properly certified or authenticated, of each of the following:

            (a) The Fund's Articles of Incorporation, filed with the Secretary of State of Maryland on July 23, 1993 and all amendments thereto (the "Articles of Incorporation");

            (b) The Fund's By-Laws and all amendments thereto (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

            (c) Resolutions of the Fund's Board of Directors and shareholders authorizing the appointment of Alex. Brown as the Fund's Distributor of the Shares and approving this Agreement;

            (d) The Fund's Notification of Registration filed pursuant to
Section 8(a) of the 1940 Act on Form N-8A under the 1940 Act, as filed with the Securities and Exchange Commission (the "SEC") on August 2, 1993;

            (e) The Fund's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act") (File No. 33-66870) and under the 1940 Act as filed with the SEC on July 28, 1993 relating to the Shares of the Fund, and all amendments thereto; and

            (f) The Fund's most recent prospectus for the Shares (such prospectus and all amendments and supplements thereto are herein called "Prospectus").

         The Fund will furnish Alex. Brown from time to time with copies, properly certified or authenticated, of all amendments or supplements to the foregoing, if any, and all documents, notices and reports filed with the SEC.

         3. Duties as Distributor. Alex. Brown shall give the Fund the benefit of its best judgment, efforts and facilities in rendering its services as Distributor of the Shares. Alex. Brown shall:

            (a) respond to inquiries from the Fund's shareholders concerning the status of their accounts with the Fund;

            (b) take, on behalf of the Fund, all actions deemed necessary to carry into effect the distribution of the Shares;

            (c) provide the Board of Directors of the Fund with quarterly reports as required by Rule 12b-1 under the 1940 Act.

         4. Distribution of Shares. Alex. Brown shall be the exclusive distributor of the Shares. It is mutually understood and agreed that Alex. Brown does not undertake to sell all or any specific portion of the Shares. The Fund shall not sell any of the Shares except through Alex. Brown and securities dealers who have valid Sub-Distribution Agreements with Alex. Brown. Notwithstanding the provisions of the foregoing sentence, the Fund may issue its Shares at their net asset value to any shareholder of the Fund purchasing such Shares with dividends or other cash distributions received from the Fund pursuant to an offer made to all shareholders.

         5. Control by Board of Directors. Any distribution activities undertaken by Alex. Brown pursuant to this Agreement, as well as any other activities undertaken by Alex. Brown on behalf of the Fund pursuant hereto, shall at all times be subject to any directives of the Board of Directors of the Fund. The Board of Directors may agree, on behalf of the Fund, to amendments to this Agreement, provided that the Fund must obtain prior approval of the shareholders of the Fund to any amendment which would result in a material increase in the amount expended by the Fund.

         6. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, Alex. Brown shall at all times conform to:

            (a) all applicable provisions of the 1940 Act and any rules and regulations adopted thereunder as amended;

            (b) the provisions of the Registration Statement of the Fund under the 1933 Act and the 1940 Act and any amendments and supplements thereto;

            (c) the provisions of the Articles of Incorporation of the Fund and any amendments thereto;

            (d) the provisions of the By-Laws of the Fund;

            (e) the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") and all other self-regulatory organizations applicable to the sale of investment company shares; and

            (f) any other applicable provisions of Federal and State law.

         7. Expenses. The expenses connected with the Fund shall be allocable between the Fund and Alex. Brown as follows:

            (a) Alex. Brown shall furnish, at its expense and without cost to the Fund, the services of personnel to the extent that such services are required to carry out their obligations under this Agreement;

            (b) Alex. Brown shall bear the expenses of any promotional or sales literature used by Alex. Brown or furnished by Alex. Brown to purchasers or dealers in connection with the public offering of the Shares, the expenses of advertising in connection with such public offering and all legal expenses in connection with the foregoing;

            (c) the Fund assumes and shall pay or cause to be paid all other expenses of the Fund, including, without limitation: the fees of the Fund's investment advisor; the charges and expenses of any registrar, custodian or depositary appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, and any stock transfer, dividend or accounting agent or agents appointed by the Fund; brokers' commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Fund to Federal, State or other governmental agencies; the cost and expense of engraving or printing of stock certificates representing Shares; all costs and expenses in connection with maintenance of registration of the Fund and the Shares with the SEC and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel) except as provided in subparagraph (a) above, the expenses of printing, including typesetting, and distributing prospectuses of the Fund and supplements thereto to the Fund's shareholders; all expenses of shareholders' and Directors' meetings and of preparing, printing and mailing of proxy statements and reports to shareholders; fees and travel expenses of Directors who are not "interested persons" of the Fund (as defined in the 1940 Act) or members of any advisory board or committee; all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in Shares or in cash; charges and expenses of any outside service used for pricing of the Shares; charges and expenses of legal counsel, including counsel to the Directors who are not "interested persons" of the Fund (as defined in the 1940 Act), and of independent accountants, in connection with any matter relating to the Fund; membership dues of industry associations; interest payable on Fund borrowings; postage; insurance premiums on property or personnel (including officers and Directors) of the Fund which inure to its benefit; extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Fund's operation unless otherwise explicitly provided herein.

         8. Delegation of Responsibilities. Alex. Brown may, but shall be under no duty to, perform services on behalf of the Fund which are not required by this Agreement upon the request of the Fund's Board of Directors. Such services will be performed on behalf of the Fund and Alex. Brown's charge in rendering such services may be billed monthly to the Fund, subject to examination by the Fund's independent accountants. Payment or assumption by Alex. Brown of any Fund expense that Alex. Brown is not required to pay or assume under this Agreement shall not relieve Alex. Brown of any of its obligations to the Fund or obligate Alex. Brown to pay or assume any similar Fund expense on any subsequent occasions.

         9. Compensation. For the services to be rendered and the expenses assumed by Alex. Brown, the Fund shall pay to Alex. Brown, compensation at the annual rate of .75% of the average daily net assets of the shares of the Fund. Except as hereinafter set forth, continuing compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculations of the fees as set forth above. Payment of Alex. Brown's compensation for the preceding month shall be made as promptly as possible.

         10. Service Fee. The Fund shall pay Alex. Brown a service fee (as such term is defined in the NASD Rules of Fair Practice) equal to .25% of the average daily net assets of the Shares of the Fund. Such fee shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly in the manner described in paragraph 9 above.

         11. Compensation for Servicing Shareholder Accounts. The Fund acknowledges that Alex. Brown may compensate its investment representatives for opening accounts, processing investor letters of transmittals and applications and withdrawal and redemption orders, responding to inquiries from Fund shareholders concerning the status of their accounts and the operations of the Fund, and communicating with the Fund and its transfer agent on behalf of the Fund shareholders.

         12. Sub-Distribution Agreements. Alex. Brown may enter into Sub-Distribution Agreements (the "Sub-Distribution Agreements") with any securities dealer who is registered under the Securities Exchange Act of 1934 and a member in good standing of the NASD, who may wish to act as a Participating Dealer in connection with the proposed offering. All Sub-Distribution Agreements shall be in substantially the form of the agreement attached hereto as Exhibit "A". For processing Fund shareholders' redemption orders, responding to the inquiries from Fund shareholders concerning the status of their accounts and the operations of the Fund and communicating with the Fund, its transfer agent and Alex. Brown, Alex. Brown may pay each such Participating Dealer an amount not to exceed that portion of the compensation paid to Alex. Brown hereunder that is attributable to accounts of Fund shareholders who are customers of such Participating Dealer.

         13. Non-Exclusivity. The services of Alex. Brown to the Fund are not to be deemed exclusive and Alex. Brown shall be free to render distribution or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that directors, officers or employees of Alex. Brown may serve as directors or officers of the Fund, and that directors or officers of the Fund may serve as directors, officers and employees of Alex. Brown to the extent permitted by law; and that directors, officers and employees of Alex. Brown are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, directors or officers of any other firm or corporation, including other investment companies.

         14. Term and Approval. This Agreement shall become effective at the close of business on the date hereof and shall remain in force and effect for an initial term of two years and from year to year thereafter, provided that such continuance is specifically approved at least annually:

            (a) (i) by the Fund's Board of Directors or (ii) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act), and

            (b) by the affirmative vote of a majority of the Directors who are not "interested persons" of the Fund (as defined in the 1940 Act) and do not have a financial interest in the operation of this Agreement, by votes cast in person at a meeting specifically called for such purpose.

         15. Termination. This Agreement may be terminated at any time, on sixty
(60) days' written notice to the other party without the payment of any penalty,
(i) by vote of the Fund's Board of Directors, (ii) by vote of a majority of the directors who are not "interested persons" of the Fund (as defined in the 1940
Act) and do not have a financial interest in the operation of this Agreement,
(iii) by vote of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act) or (iv) by Alex. Brown. The notice provided for herein may be waived by each party. This Agreement shall automatically terminate in the event of its assignment (as the term is defined in the 1940 Act).

         16. Liability. In the performance of its duties hereunder, Alex. Brown shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits in performing all services provided for under this Agreement, but shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of Alex. Brown or reckless disregard by Alex.
Brown of its duties under this Agreement.

         17. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other parties, it is agreed that the address of both Alex. Brown and the Fund for this purpose shall be 135 East Baltimore Street, Baltimore, Maryland 21202.

         18. Questions of Interpretation.
         Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Maryland.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.


[SEAL]                              FLAG INVESTORS MARYLAND INTERMEDIATE
                                    TAX FREE INCOME FUND, INC.


Attest:                             By
       ----------------------         ------------------------------------
                                       Title:



[SEAL]                              ALEX. BROWN & SONS INCORPORATED


Attest:                             By
       ----------------------         -------------------------------------
                                       Title:

                      FLAG INVESTORS MARYLAND INTERMEDIATE
                           TAX FREE INCOME FUND, INC.

                          FLAG INVESTORS CLASS B SHARES

                                     FORM OF
                                DISTRIBUTION PLAN

         1. The Plan. This Plan (the "Plan") is a written plan as described in Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act") of the Flag Investors Class B Shares (the "Shares") of Flag Investors Maryland Intermediate Tax Free Income Fund, Inc. (the "Fund"). Other capitalized terms herein have the meaning given to them in the Fund's prospectus.

         2. Payments Authorized. (a) Alex. Brown & Sons Incorporated ("Alex. Brown") is authorized, pursuant to the Plan, to make payments to any Participating Dealer under a Sub-Distribution Agreement, to accept payments made to it under the Distribution Agreement and to make payments on behalf of the Fund to Shareholder Servicing Agents under Shareholder Servicing Agreements.

            (b) Alex. Brown may make payments in any amount, provided that the total amount of all payments made during a fiscal year of the Fund do not exceed, in any fiscal year of the Fund, the amount paid to Alex. Brown under the Distribution Agreement with respect to distribution of the Shares which is an annual fee, calculated on an average daily net basis and paid monthly, equal to
 .75% of the average daily net assets of the Shares of the Fund.

         3. Expenses Authorized. Alex. Brown is authorized, pursuant to the Plan, from sums paid to it under the Distribution Agreement, to purchase advertising for the Shares, to pay for promotional or sales literature and to make payments to sales personnel affiliated with it for their efforts in connection with sales of Shares. Any such advertising and sales material may include references to other open-end investment companies or other investments, provided that expenses relating to such advertising and sales material will be allocated among such other investment companies or investments in an equitable manner, and any sales personnel so paid are not required to devote their time solely to the sale of Shares.

         4. Certain Other Payments Authorized. As set forth in the Distribution Agreement, the Fund assumes certain expenses, which Alex. Brown as distributor for the Shares is authorized to pay or cause to be paid on its behalf and such payments shall not be included in the limitations contained in this Plan. These expenses include: the fees of the Fund's investment advisor and Alex. Brown; the charges and expenses of any registrar, any custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, and any transfer, dividend or accounting agent or agents appointed by the Fund; brokers' commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; all taxes, including securities issuance and transfer taxes, and fees payable by the Fund to federal, state or other governmental agencies; the costs and expenses of engraving or printing of certificates representing shares of the Fund; all costs and expenses in connection with maintenance of registration of the Fund and its shares with the Securities and Exchange Commission and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel); the costs and expenses of printing, including typesetting, and distributing prospectuses and statements of additional information of the Fund supplements thereto to the Fund's shareholders; all expenses of shareholders' and Directors' meetings and of preparing, printing and mailing of proxy statements and reports to shareholders; fees and travel expenses of Directors or Director members of any advisory board or committee; all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares or in cash; charges and expenses of any outside service used for pricing of the Fund's shares; charges and expenses of legal counsel, including counsel to the Directors of the Fund who are not interested persons (as defined in the 1940 Act) of the Fund and of independent certified public accountants, in connection with any matter relating to the Fund; membership dues of industry associations; interest payable on Fund borrowings; postage; insurance premiums on property or personnel (including officers and Directors) of the Fund which inure to its benefit; extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Fund's operation unless otherwise explicitly provided herein.

         5. Other Distribution Resources. Alex. Brown and Participating Dealers may expend their own resources separate and apart from amounts payable under the Plan to support the Fund's distribution effort. Alex. Brown will report to the Board of Directors on any such expenditures as part of its regular reports pursuant to Section 6 of this Plan.

         6. Reports. While this Plan is in effect, Alex. Brown shall report in writing at least quarterly to the Fund's Board of Directors, and the Board shall review, the following: (i) the amounts of all payments under the Plan, the identity of the recipients of each such payment; (ii) the basis on which the amount of the payment to such recipient was made; (iii) the amounts of expenses authorized under this Plan and the purpose of each such expense; and (iv) all costs of each item specified in Section 4 of this Plan (making estimates of such costs where necessary or desirable), in each case during the preceding calendar or fiscal quarter.

         7. Effectiveness, Continuation, Termination and Amendment. This Plan has been approved (i) by a vote of the Board of Directors of the Fund and of a majority of the Directors who are not interested persons (as defined in the 1940
Act), cast in person at a meeting called for the purpose of voting on this Plan; and (ii) by a vote of holders of at least a majority of the Fund's outstanding voting securities (as defined in the 1940 Act). This Plan shall, unless terminated as hereinafter provided, continue in effect from year to year only so long as such continuance is specifically approved at least annually by the vote of the Fund's Board of Directors and by the vote of a majority of the Directors of the Fund who are not interested persons (as defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on such continuance. This Plan may be terminated at any time by a vote of a majority of the Directors who are not interested persons (as defined in the 1940 Act) or by the vote of the holders of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act). This Plan may not be amended to increase materially the amount of payments to be made without shareholder approval, as set forth in (ii) above, and all amendments must be approved in the manner set forth under (i) above.

         Flag Investors Maryland Intermediate Tax Free Income Fund, Inc.
                               18f-3 Plan Exhibits

1. Registrant's Form of Articles Supplementary establishing the ABCAT Shares is filed as Exhibit (1)(d) to this Registration Statement on Form N-1A (Registration No. 33-66870) and is incorporated herein by reference.

2. Registrant's By-Laws filed as Exhibit (2) to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form N-1A (Registration No. 33-66870), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-95-00313) on July 26, 1995 is incorporated herein by reference.

3. Registrant's Distribution Agreement between Registrant and Alex. Brown & Sons Incorporated filed as Exhibit (6)(a) to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form N-1A (Registration No. 33-66870), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-95-000313) on July 26, 1995 is incorporated herein by reference.

4. Registrant's Form of Sub-Distribution Agreement between Alex. Brown & Sons Incorporated filed as Exhibit (6)(b) to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form N-1A (Registration No. 33-66870), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-95-000313) on July 26, 1995 is incorporated herein by reference.

5. Registrant's Distribution Agreement between Registrant and Alex. Brown & Sons Incorporated with respect to Flag Investors Maryland Intermediate Tax Free Income Fund Institutional Shares filed as Exhibit (6)(d) to Post-Effective Amendment No. 5 to Registrant's Registration Statement on Form N-1A (Registration No. 33-66870), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-96-000685) on July 29, 1996 is incorporated herein by reference.

6. Registrant's Form of Distribution Agreement between Registrant and Alex. Brown & Sons Incorporated with respect to Alex. Brown Capital Advisory & Trust Maryland Intermediate Tax Free Income Shares is filed as Exhibit (6)(e) to this Registration Statement on Form N-1A (Registration No. 33-66870), and is incorporated herein by reference.

7. Registrant's Distribution Plan with respect to Class A Shares filed as Exhibit (15) to Post- Effective Amendment No. 3 to Registrant's Registration Statement on Form N-1A (Registration No. 33-66870),filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-95-000313) on July 26, 1995 is incorporated herein by reference.